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                                                                 EXHIBIT 10.54
                       EQUITY LINE OF CREDIT AGREEMENT

         This EQUITY LINE OF CREDIT AGREEMENT (this "Agreement") is entered into as of the 21 day of November 2000, by and between HAMBRECHT & QUIST GUARANTY FINANCE, LLC (the "Investor"), and Interactive Telesis Inc. (the "Company"), a Delaware corporation.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, shares of the Company's Convertible Preferred Stock (as defined below) having an aggregate purchase price of $3,000,000; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities convertible into the Company's Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

SECTION 1.1 "AVERAGE DOLLAR TRADING VOLUME" with respect to any date, shall be calculated by (a) multiplying the reported trading volume of Common Stock on each of the Trading Days in the twenty-two (22) days immediately preceding such date by the average of the high and low reported share price on such dates, (b) adding the results together, and (c) dividing the sum by the number of Trading Days obtained under Section 1.1(a).

SECTION 1.2 "BID PRICE" shall mean, with respect to any Trading Day, the closing bid price on such Trading Day of the Common Stock on the Principal Market.

SECTION 1.3 "BLACKOUT SHARES" shall have the meaning assigned to them in Section
2.6. SECTION 1.4 "CAPITAL SHARES" shall mean the Common Stock, the Preferred Stock and any shares of any other class of stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).


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SECTION 1.5 "CLOSING" shall mean one of the closings of a purchase and sale of the Put Shares pursuant to Section 2.1.

SECTION 1.6 "CLOSING DATE" shall mean, with respect to a Closing, the second Trading Day following the Put Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

SECTION 1.7 "COMMITMENT PERIOD" shall mean the period commencing from the Effective Date until the earlier of (a) close of business on January ___, 2002, unless this Agreement is earlier terminated by the Investor pursuant to Sections
2.4 or 10.8, or (b) such earlier date as the Company and the Investor may mutually agree in writing.

SECTION 1.8 "COMMON STOCK" shall mean the Company's common stock, $0.001 par value per share.

SECTION 1.9 "COMMON STOCK EQUIVALENTS" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

SECTION 1.10 "CONVERTIBLE PREFERRED STOCK" shall mean the Company's Series A Convertible Preferred Stock having a payment-in-kind dividend rate of 7.5% payable monthly, in the same subseries, at a price per share equal to 83% of the closing price of the Common Stock on the date such dividend is payable and such other rights, preferences and privileges as are specified in the form of Certificate of Designation of Rights of the Series A Convertible Preferred Stock ("Certificate of Designation") attached hereto as Exhibit A.

SECTION 1.11 "CONDITION SATISFACTION DATE" shall have the meaning set forth in
Section 7.2 of this Agreement.

SECTION 1.12 "DAMAGES" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

SECTION 1.13 "DIVIDEND SHARES" shall mean those additional shares of shares of the Company's Series A Convertible Preferred Stock issued as a dividend payment-in-kind and in the same subseries as the underlying Convertible Preferred Stock at an annual rate of 7.5%.


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SECTION 1.14 "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

SECTION 1.15 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

SECTION 1.16 "INVESTMENT AMOUNT" shall mean the dollar amount paid by the Investor to purchase Put Shares as specified in a Put Notice.

SECTION 1.17 "LEGEND" shall have the meaning specified in Section 8.1.

SECTION 1.18 "MARKET PRICE" on any given date shall mean lower of (a) the average of the Bid Prices of the Common Stock over the Valuation Period and (b) the closing price of the Common Stock on such date.

SECTION 1.19 "MAXIMUM COMMITMENT AMOUNT" shall mean $3,000,000.

SECTION 1.20 "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and all other entities controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement, (b) the Registration Rights Agreement (c) the Warrant Purchase Agreement , (d) the Warrant, (e) the Loan and Security Agreement and (f) documents related thereto.

SECTION 1.21 "MAXIMUM PUT AMOUNT" shall equal, on any potential Put Notice Date, the LESSER of (a) $500,000 or (b) two (2) times the Average Dollar Trading Volume computed as of the Put Date in question.

SECTION 1.22 "NASD" shall mean the National Association of Securities Dealers, Inc.

SECTION 1.23 "OUTSTANDING" when used with reference to Capital Shares, shall mean, at any date, all issued and outstanding Capital Shares, and shall include all Capital Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in Capital Shares; provided, however,


                                  Page 3 of 30
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that "Outstanding" shall not refer to any Capital Shares then directly or indirectly owned or held by or for the account of the Company.

SECTION 1.24 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

SECTION 1.25 "PRINCIPAL MARKET" shall mean the principal trading exchange or market for the Common Stock, which is currently the Over the Counter (OTC) Bulletin Board.

SECTION 1.26 "PURCHASE PRICE" shall mean, with respect to a Put, 83% of the Market Price of the Common Stock on the applicable Closing Date.

SECTION 1.27 "PUT" shall mean the Company's exercise of its rights to require the Investor to purchase a specified amount of the Put Shares, subject to the terms and conditions of this Agreement.

SECTION 1.28 "PUT NOTICE DATE" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Preferred Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

SECTION 1.29 "PUT NOTICE" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

SECTION 1.30 "PUT SHARES" shall mean all shares of Convertible Preferred Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

SECTION 1.31 "REGISTRABLE SECURITIES" shall mean the Common Stock issuable upon the conversion of (a) the Put Shares, (b) the Dividend Shares, (c) the Warrant Shares, (d) the Blackout Shares and any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and all Registrable Securities have been disposed of pursuant to the Registration Statement, (x) all Registrable Securities have been, or could be in any three-month period, sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all Registrable Securities have been otherwise


                                  Page 4 of 30
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transferred to holders who may trade such shares without restriction under the
Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

SECTION 1.32 "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement of even date herewith entered into between Investor and the Company in the form of Exhibit B hereto.

SECTION 1.33 "REGISTRATION STATEMENT" shall mean a registration statement on Form S-1 filed by the Company and maintained in full force and effect during the Commitment Period sufficient to cover registration of the maximum amount of Common Stock issuable upon conversion of the Put Shares and the Warrant Shares that can be Put to the Investor under this Agreement together with reasonable amount of Common Stock for the Dividend Shares and the Blackout Shares (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

SECTION 1.34 "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

SECTION 1.35 "REICHMANN TRANSACTION" shall mean that transaction among BH Capital and Excalibur ("Reichmann") and Borrower, pursuant to an agreement among the aforementioned parties dated June 12, 2000, as amended up to $1,000,000 in additional financing and for which prospectus Form SB-2 numbered Z63592A2 was filed with the SEC and dated October 6, 2000.

SECTION 1.36 "SEC" shall mean the Securities and Exchange Commission.

SECTION 1.37 "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

SECTION 1.38 "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

SECTION 1.39 "SEC DOCUMENTS" shall mean the Company's latest Form 10-K as of the time in question, all Forms 10-Q, or their equivalent under Regulation S-B and 8-K filed thereafter, and the Proxy


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Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

SECTION 1.401 "SUBSCRIPTION DATE" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

SECTION 1.41 "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

SECTION 1.42 "VALUATION EVENT" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions: (a) subdivides or combines its Common Stock; (b) pays a dividend in its capital stock or makes any other distribution of its Capital Shares except for dividends paid or distributions made in respect of preferred stock; (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above or pursuant to this Agreement, at a price per share less, or for other consideration lower, than the Purchase Price calculated immediately prior to such issuance, or without consideration; (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares at a subscription or purchase price per share less than the Purchase Price calculated immediately prior to such issuance (e) issues any securities convertible into or exchangeable for Capital Shares at a price per share underlying Additional Capital Shares less than the Purchase Price calculated immediately prior to such issuance; (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital, except (i) dividends paid or distributions made in respect of preferred stock,
(ii) as a dividend payable out of earnings or surplus legally available for dividends under applicable law, or (iii) any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections
(a) through (e)); or (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put or exercise of the Warrant.

SECTION 1.43 "VALUATION PERIOD" shall mean the period of five (5) Trading Days consisting of the relevant Closing Date and the four (4) Trading Days immediately preceding it; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.


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SECTION 1.44 "WARRANT" shall mean the Warrant in the form of Exhibit A to the
Warrant Purchase Agreement attached hereto as Exhibit C issued pursuant to
Section 2.5 of this Agreement, entitling Investor to purchase up to 394,737 shares of Convertible Preferred Stock at the exercise price described therein.

SECTION 1.45 "WARRANT PURCHASE AGREEMENT" shall mean the Warrant Purchase Agreement in the form of Exhibit C hereto issued in connection with Section 2.5 of this Agreement.

SECTION 1.46 "WARRANT SHARES" shall mean all shares of Convertible Preferred Stock issued or issuable pursuant to exercise of the Warrant.

                                   ARTICLE II
                        PURCHASE AND SALE OF PUT SHARES;
              TERMINATION OF OBLIGATIONS; WARRANT; BLACKOUT SHARES

SECTION  2.1 INVESTMENTS.

         (a) PUTS. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), the Company may exercise a Put by the delivery of a Put Notice to the Investor. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price on the Closing Date. The Investment Amount specified in any Put Notice shall not exceed the Maximum Put Amount and the total of all Investment Amounts in Put Notices submitted by the Company shall not exceed the Maximum Commitment Amount. No Put Notice may be delivered on any Trading Day that is within fifteen (15) Trading Days or less of the Trading Day on which a Put Notice was last delivered.

SECTION 2.2 PUT NOTICE DATE. A Put Notice shall be deemed delivered on (a) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (b) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

SECTION 2.3 CLOSINGS. Following the determination of the Purchase Price on a Closing Date for a Put, (a) the Company shall deliver to the Investor one or more certificates representing the Put Shares, registered in the name of the Investor, or such other evidence of the issuance of the Put Shares to the Investor as the parties may agree is appropriate and (b) the Investor shall wire transfer to the Company



                                  Page 7 of 30
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the Investment Amount specified in the Put Notice in immediately available funds to the account specified by the Company, it being understood that the wire transfer might not be actually received until the next business day. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

SECTION 2.4 TERMINATION OF INVESTMENT OBLIGATION. This Agreement and the Investor's obligation to purchase Put Shares hereunder shall automatically terminate (including with respect to any Put, notice of which has been given but the applicable Closing Date has not yet occurred) and the Investor may, at its sole discretion, terminate this Agreement in the event that (a) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act; or (b) the Company shall at any time fail to comply with the requirements of Sections 6.3, 6.4, 6.5 or 6.6.

SECTION 2.5 EARLY TERMINATION: Should the Investor terminate its obligations under this letter because it cannot perform or elects not to perform its obligations as set forth herein for reasons unrelated to the Company or its affiliates, which termination must be submitted to the Company in writing and with thirty (30) days prior notice, the Investor shall return to the Company warrants for that number of shares of the Company's Convertible Preferred Stock in excess of the equivalent to 22.5 percent warrant coverage. (the original warrant premium of fifteen percent (15%) times one and a half (1.5)) on the amounts funded under this Agreement and the Loan and Security Agreement . The amount of warrants to be retained by the Investor shall be calculated, as follows: (a) the amount of the Loan proceeds issued to the Company under the Loan and Security Agreement and (b) the used portions of the Equity Line of Credit, shall be summed, which sum (c) shall be multiplied by.225 (22.5%), then
(d) divided by the Warrant Price, as defined in the Warrant subject to amendments or adjustments thereto, to obtain that number of shares Investor is eligible to retain under this Section 2.5. The Investor shall return to the Company the number of excess warrant shares equal to the difference between number of warrant shares issued upon the even date herein and the number of warrant shares Investor is eligible to retain per the calculations above, net of any compensation of expenses incurred in fulfillment of the Investor's obligations and any outstanding amounts owed to the Investor by the Company



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SECTION 2.6 THE WARRANT. On the Subscription Date, the Company shall issue and deliver the Warrant to the Investor. The Common Stock issuable upon conversion of the Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

SECTION 2.7 BLACKOUT SHARES. In the event that, (a) within five (5) Trading Days following any Closing Date, the Company gives a Blackout Notice (as defined in the Registration Rights Agreement) to the Investor of a Blackout Period (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the difference between (X) the product of the number of Registrable Securities held by Investor immediately prior to the Blackout Period multiplied by the Old Bid Price, divided by the New Bid Price, and (Y) the number of Registrable Securities held by Investor immediately prior to the Blackout Period.

SECTION 2.8 LIQUIDATED DAMAGES. The parties hereto acknowledge and agree that requirement to issue Blackout Shares under Section 2.6 above shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such section bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to make Puts described in this Agreement or in connection with a Blackout Period, and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         The Investor represents and warrants to the Company that:

SECTION 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell any of the Company's securities to be acquired hereunder to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold those specific securities for any minimum or other specific term and reserves the right to dispose of them at any time in accordance with federal and

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state securities laws applicable to such disposition.

SECTION 3.2 ACCREDITED INVESTOR. The Investor is an accredited investor (as described in Rule 501 of Regulation D) and Investor has such experience in business and financial matters that make it capable of evaluating the merits and risks of an investment in securities to be issued hereunder. The Investor acknowledges that an investment in the securities to be issued hereunder is speculative and involves a high degree of risk.

SECTION 3.3 AUTHORITY. Each of this Agreement and the Registration Rights Agreement was validly executed and delivered by the Investor and each is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

SECTION 3.4 NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

SECTION 3.5 ORGANIZATION AND STANDING. Investor is duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

SECTION 3.6 DISCLOSURE; ACCESS TO INFORMATION. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has reviewed or received copies of the SEC Documents.

SECTION 3.7 MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

SECTION 4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

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The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

SECTION 4.2 AUTHORITY. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Put Shares, the Dividend shares, the Warrant, the Warrant Shares and the Blackout Shares; (b) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors, other than approval of its stockholders, is required; and (c) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered and the Warrant has been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

SECTION 4.3 CAPITALIZATION. As of November 17, 2000, the authorized capital stock of the Company consisted of 50,000,000 shares of Common Stock, of which 31,874,460 shares were issued and outstanding. Except as set forth in this
Section 4.3 hereof, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company, with the exception of shares reserved for issuance pursuant to completion of the Reichmann Transaction. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

SECTION 4.4 COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently quoted on the Principal Market. As of the date hereof, the Principal Market is the Over The Counter Bulletin Board Market ("OTC BB").

SECTION 4.5 SEC DOCUMENTS. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable

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law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied, when filed, as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 4.6 EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The sale and issuance of the Warrant, the Warrant Shares, the Dividend Shares, the Put Shares and any Blackout Shares in accordance with the terms and on the basis of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, the Warrant Shares, the Dividend Shares and any Blackout Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares, the Warrant, the Warrant Shares, the Dividend Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) be subject to or result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrant Shares, the Dividend Shares, any Blackout Shares or any of the assets of the Company, or (ii) be subject to or entitle the holders of Outstanding Capital Shares or preferred shares to preemptive or other rights to subscribe to or acquire the Put Shares, the Warrant Shares, the Dividend Shares, any Blackout Shares or Registrable Securities. The Put Shares, the Warrant Shares the Dividend Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

SECTION 4.7 NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrant, the Warrant Shares, the Dividend

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Shares or any Blackout Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of any of them under the Securities Act.

SECTION 4.8 CORPORATE DOCUMENTS. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

SECTION 4.9 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrant, the Warrant Shares, the Dividend Shares and the Blackout Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Put Shares, the Dividend Shares, any Blackout Shares or the Warrant Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Exchange); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

SECTION 4.10 NO MATERIAL ADVERSE CHANGE. Since July 31, 2000, no event has occurred that would have a Material Adverse Effect, except as disclosed in the SEC Documents.

SECTION 4.11 NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since July 31, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

SECTION 4.12 NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since July 31, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

SECTION 4.13 LITIGATION AND OTHER PROCEEDINGS. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

SECTION 4.12 NO MISLEADING OR UNTRUE COMMUNICATION. The Company has not made, at any time, any oral communication in connection with the offer or sale of securities hereunder which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                            COVENANTS OF THE INVESTOR

SECTION 5.1 COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

SECTION 5.2 LIMITATION ON SHORT SALES. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares (as determined by the Investor as of the date of such Put Notice).

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

SECTION 6.1 REGISTRATION RIGHTS. The Company shall use its best efforts to cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

SECTION 6.2 RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Common Stock upon conversion of the Put Shares, the Warrant Shares, the Dividend Shares and the Blackout Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price for the Put Shares under the terms and conditions of this Agreement and the exercise price of the Warrant and a good faith estimate by the Company in consultation with the investor of the number of Blackout Shares that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

SECTION 6.3 LISTING OF COMMON STOCK. The Company shall use its best efforts to maintain the listing of the Common Stock on a Principal Market or other exchange acceptable to the Investor. The Company shall use its best efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the OTC BB and the Principal Market.

SECTION 6.4 EXCHANGE ACT REGISTRATION. The Company shall cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

SECTION 6.5 LEGENDS. The certificates evidencing the Put Shares, the Warrant Shares, the Dividend Shares and the Blackout Shares shall be free of legends, except as provided for in Article VIII.

SECTION 6.6 CORPORATE EXISTENCE. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

SECTION 6.7 ADDITIONAL SEC DOCUMENTS. The Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

SECTION 6.8 NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO MAKE A PUT. The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (a) receipt by the Company of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement or for amendments or supplements to the registration statement or related prospectus; (b) receipt by the Company of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

SECTION 6.9 EXPECTATIONS REGARDING PUT NOTICES. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

SECTION 6.10 CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Warrant.

SECTION 6.11 ISSUANCE OF PUT SHARES, WARRANT SHARES, DIVIDEND SHARES AND BLACKOUT SHARES. The sale of the Put Shares, the issuance of the Warrant Shares pursuant to exercise of the Warrant and the issuance of any Dividend Shares or Blackout Shares shall be made in accordance with the provisions and requirements of Section 4(2), Regulation D and/or any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrant through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9), Section 4(2), Regulation D and/or any applicable state law.

SECTION 6.12 LEGAL OPINION ON SUBSCRIPTION DATE. The Company's general or outside counsel shall deliver to the Investor on the Subscription Date an opinion in the form of Exhibit D.

SECTION 6.13 FILING OF CERTIFICATE OF DESIGNATION. The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware and such certificate shall have been accepted and approved.

SECTION 6.14 NO OTHER EQUITY LINES. While this Agreement is in effect, the Company shall refrain from entering into any other agreements, arrangements or understandings granting to the Company the right to put shares of its securities to one or more investors through private placements except the Reichmann Transaction.

SECTION 6.15 RETENTION OF FINANCIAL SERVICES OF CHASE H&Q. In the event the Company desires to retain Chase H&Q or any of its affiliates or wholly-owned subsidiaries (CH&Q) for additional financial services, and to the extent the Company's retention of H&Q would potentially restrict the Investor's resale of the Put Shares or Common Stock issuable upon conversion thereof, the retention of CH&Q must be approved by the Investor. If CH&Q is retained by the Company as an underwriter in a follow-on offering of the Company's securities, and as a result, the Investor is required to modify the terms of the Warrant and other compensation received by the Investor from the Company, to comply with the NASD's prohibitions on excess underwriter compensation, the Company shall compensate the Investor for any economic loss suffered by the Investor, to the extent that such compensation would not result in excess underwriter's compensation in breach of the rules and regulations of the NASD or other applicable law.

                                   ARTICLE VII
                      CONDITIONS TO DELIVERY OF PUT NOTICES
                            AND CONDITIONS TO CLOSING

SECTION 7.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO ISSUE AND SELL PUT SHARES. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) ACCURACY OF THE INVESTOR'S REPRESENTATION AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement. For purposes of this paragraph (c), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

                  (d) OTHER. The Company shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by it in order to confirm the Investor's satisfaction of the conditions set forth in this Section 7.1

SECTION 7.2 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A PUT NOTICE AND THE OBLIGATION OF THE INVESTOR TO PURCHASE PUT SHARES. The right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the applicable Put Date and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                  (a) REGISTRATION OF THE REGISTRABLE SECURITIES WITH THE SEC. As set forth in the Registration Rights Agreement, the Company shall have previously filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities by the Investor that shall have been declared effective by the SEC prior to the first Put Date.

                  (b) EFFECTIVE REGISTRATION STATEMENT; NOT MISLEADING. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist, and (iii) the Investor shall not have advised the Company that, in its reasonable opinion, the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, and such allegedly untrue statement or omission shall not have been addressed to the reasonable satisfaction of the Investor.

                  (c) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date).

                  (d) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Loan and Security Agreement, the Registration Rights Agreement, the Warrant Purchase Agreement, the Warrant and other documents related to thereto to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect, and no actions, suits or proceedings shall be in progress, pending or threatened by any Person, that seek to enjoin or prohibit the transactions contemplated by this Agreement or otherwise could reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph (e), no proceeding shall be deemed pending or threatened unless one of the parties has received written or oral notification thereof prior to the applicable Closing Date.

                  (f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market, with the exception in the event that the Company changes the Principal Market upon which it is listed and the Principal Market is acceptable to the Company's Shareholders, Board of Directors and the Investor. The issuance of Put Shares with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (g) LEGAL OPINION. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the Effective Date, an opinion of the Company's independent or general counsel in the form of Exhibit E hereto, addressed to the Investor.

                  (h) TEN PERCENT LIMITATION. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with
         Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, Dividend Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Closing Date.

                  (i) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

                  (j) SHAREHOLDER VOTE. The issuance of Put Shares with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (k) OTHER. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit F hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

SECTION 7.3 DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative or advisor in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives and advisors and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

                                  ARTICLE VIII
                                     LEGENDS

SECTION 8.1 LEGENDS. Each of the Warrant and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN AN EQUITY LINE OF CREDIT AGREEMENT BETWEEN INTERACTIVE TELESIS INC. AND HAMBRECHT & QUIST GUARANTY FINANCE, LLC DATED AS OF NOVEMBER __, 2000. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

         As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit G hereto, with a copy to the Investor. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

                  (a) At any time after the Effective Date, upon surrender of one or more certificates evidencing the Put Shares that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) the Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

                  (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who shall upon such transfer be entitled to freely tradable securities.

SECTION 8.2 NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

SECTION 8.3 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the securities issuable hereunder.

                                   ARTICLE IX
                                 INDEMNIFICATION

SECTION 9.1 INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent that such damages result solely from the Investor's failure to perform any covenant or agreement contained in this Agreement, provided, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon information furnished to the Company by or on behalf of the Investor in writing.

SECTION 9.2 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party (as defined below) under Section 9.1 shall be asserted and resolved as follows:

                  (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 9.1 (an "Indemnified Party") might seek indemnity under Section 9.1 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been materially prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending fifteen (15) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                           (i) If the Indemnifying Party notifies the
                  Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third

                  Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.1). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and shall bear its own costs and expenses with respect to such participation unless, in the reasonable judgement of counsel to the Indemnified Party the Indemnified Party shall have defenses to the Third Party Claim in addition to or different from the defenses available to the Indemnifying Party, in which case the costs and expenses of the Indemnified Party's participation shall be paid by the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.1 with respect to such Third Party Claim.


                           (ii) If the Indemnifying Party fails to notify the
                  Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.2(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                           (iii) If the Indemnifying Party notifies the
                  Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the loss in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 9.2.

                  (b) In the event any Indemnified Party should have a claim under Section 9.1 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party a written notification of a claim for indemnity under Section 9.1 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
         Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute.

                  (c) Any dispute under this Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Section 9.2) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in San Francisco County, California or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1 FEES AND EXPENSES. The Company and the Investor agree to pay their own expenses incident to the performance of their obligations hereunder, except that the Company shall pay all the reasonable out-of-pocket expenses of Investor, including expenses of Investor's counsel, incurred in the preparation, negotiation, execution and delivery of this Agreement, the Loan and Security Agreement, the Registration Rights Agreement the Warrant Purchase Agreement, the Warrant and related documents thereto, and in any participation by such counsel in the preparation of the Registration Statement. In addition, the Company shall pay the Investor (a) a one-time transaction fee of $30,000 payable in two equal payments of $15,000 each: (I) the first payment will occur on even date herewith, and (ii) the second and final payment will occur on the 6th month anniversary of the first payment, and (b) a quarterly fee equal to .002 times the maximum aggregate consideration still available on each 90th day anniversary of the Subscription Date (the "Quarter Anniversary Date") after giving effect to all limitations contained in this Agreement on the Company's right to Put Put Shares to the Investor, including, without limitation, Section 7.2 (h) hereof, if any, for purchase of Put Shares under this Agreement (the "Unused Commitment") which shall be payable no later than 10 days after each Quarter Anniversary Date that occurs prior to the end of the Commitment Period, and (c) a prorated fee due 10 days following the end of the Commitment Period equal to the Unused Commitment as of the end of the Commitment Period times .002 times the number of days between the last Quarter Anniversary Date during the Commitment Period and the end of the Commitment Period divided by ninety (90).

SECTION 10.2 BROKERAGE. Each of the parties hereto represents that, except as set forth in Section 10.1, it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

SECTION 10.3 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

        IF TO THE COMPANY:

        Interactive Telesis Inc.
        12636 High Bluff Drive, 2nd Floor
        San Diego, CA 92130-2022
        Attention: Mr. Donald E. Cameron, President and CEO
                Telephone: 858-523-4000
                Facsimile: 858-523-4001

        WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

        Bruce J. Rushall, esq.
        Rushall & McGeever, APC
        1903 Wright Place, Suite 250
        Carlsbad, CA 92008
                Telephone: 760-438-6855
                Facsimile: 760-438-3026 IF

TO THE INVESTOR:

Hambrecht & Quist Guaranty Finance, LLC
One Bush Street
San Francisco, CA 94104
Attention: Ms. Anne Retterer
Telephone: (415) 439 3300
Facsimile: (415) 439 3804

Either party hereto may from time to time change its address or facsimile number for notices under this

Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

SECTION 10.4 ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Put Shares purchased or acquired by the Investor hereunder with respect to the Put Shares held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor).

SECTION 10.5 AMENDMENT; NO WAIVER. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

SECTION 10.6 ANNEXES AND EXHIBITS; ENTIRE AGREEMENT. All annexes and exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement. This Agreement, the Loan and Security Agreement, the Registration Rights Agreement, the Warrant Purchase Agreement, the Warrant and the documents related thereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

SECTION 10.7 TERMINATION; SURVIVAL. This Agreement shall terminate on the earlier of (i) the one year anniversary of the Effective Date; or (ii) such date that the Investor terminates this Agreement pursuant to Section 2.4 hereof and
(iii) the date on which the Company has made Puts with an aggregate Investment Amount equal to the Maximum Commitment Amount; provided, however, that the provisions of Articles V, VI, VIII, IX and X, and of Section 2.1(b) and Section 7.3, shall survive the termination of this Agreement. SECTION

10.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

SECTION 10.9 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

SECTION 10.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

SECTION 10.11 CHOICE OF LAW. This Agreement shall be construed under the laws of the State of Delaware, without regard to choice of law provisions. The parties agree to submit to the jurisdiction of the Delaware courts for the purpose of resolving any disputes, and further agree that venue for any action brought hereunder shall lie exclusively in such courts.



IN WITNESS WHEREOF, the parties hereto have caused this Equity Credit Line Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

HAMBRECHT & QUIST GUARANTY FINANCE, LLC

By:
      ------------------------------------

Name: Donald M. Campbell
      ------------------------------------

Title: Chief Executive Officer
      ------------------------------------



INTERACTIVE TELESIS INC.

By:
      ------------------------------------

Name: William R. Adams
      ------------------------------------

Title: Secretary and Chief Financial Officer
      ------------------------------------